Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF "51147, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF JUNE, A.D. 2008, AT 4:40 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3920094 8100

080679799

AUTHENTICATION: 6650805

DATE: 06-11-08

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:40 PM 06/10/2008
FILED 04:40 PM 06/10/2008
SRV 080679799 - 3920094 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is 51147, INC.

2. Its registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400 (street), City of Wilmington Zip Code 19808 County of New Castle the name of its registered agent is The Company Corporation.

3. The date of filing of the original Certificate of Incorporation in Delaware was February 2, 2005.

4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 29th day of February, 2008, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2008, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 6th day of June A.D. 2008.

By: /s/ Michael A. Zahorik
Authorized Officer

Name: Michael A. Zahorik
Print or Type

Title: Chief Executive Officer

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "51147, INC.", CHANGING ITS NAME FROM "51147, INC." TO "GOLDEN OPPORTUNITIES CORPORATION", FILED IN THIS OFFICE ON THE TENTH DAY OF JUNE, A.D. 2008, AT 4:41 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3920094 8100

080679801

AUTHENTICATION: 6653546

DATE: 06-12-08

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:40 PM 06/10/2008
FILED 04:41 PM 06/10/2008
SRV 080679801 - 3920094 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
51147, INC.

Under Section 242 of the Delaware General Business Law

51147, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), does hereby certify that:

1. The name of the Corporation prior to the filing of this Certificate of Amendment is 51147, Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation to **Golden Opportunities Corporation** by amending Article FIRST thereof to read as follows:

FIRST: The name of this Delaware corporation is: **Golden Opportunities Corporation**

3. This Certificate of Amendment and the amendment of the Certificate of Incorporation contained herein were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chairman of the Board of Directors and Chief Executive Officer this 3rd day of June 2008.

51147, Inc.

By: /s/ Michael Zahorik

Michael Zahorik
Chairman and Chief Executive Officer